Advanced Micro Devices, Inc.
Conflict Minerals Report
For the Reporting Period from January 1 to December 31, 2015
This Conflict Minerals Report for Advanced Micro Devices, Inc. (“AMD”) covers the reporting period from January 1 to December 31, 2015 and has been prepared in accordance with Section 13(p) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Rule 13p-1 and Form SD thereunder (the “Conflict Minerals Rule” or “Rule”). The Conflict Minerals Rule, as now in effect, requires disclosure of certain information by companies filing reports with the SEC that manufacture, or contract to manufacture, products for which certain minerals specified in Section 13(p) of the Exchange Act and the Rule as “conflict minerals” are necessary to the functionality or production of those products. These designated “conflict minerals” are columbite-tantalite (coltan), cassiterite, gold, wolframite and their derivatives, which are limited to tantalum, tin and tungsten. The term “Covered Countries” for purposes of the Conflict Minerals Rule are the Democratic Republic of the Congo (“DRC”) and the following adjoining countries: the Republic of the Congo, the Central African Republic, South Sudan, Rwanda, Uganda, Zambia, Burundi, Tanzania and Angola.
AMD has determined that certain of its products contain conflict minerals that are necessary to the functionality or production of such products (“necessary conflict minerals”). Accordingly, we are required under the Rule to conduct a good-faith, reasonable country of origin inquiry (“RCOI”) reasonably designed to determine whether any of the necessary conflict minerals in our products either originated in the Covered Countries or came from recycled or scrap materials. The following is a brief description of the RCOI process that AMD undertook in accordance with the Rule.
References in this Conflict Minerals Report to “AMD,” “we,” “us” or “our” mean Advanced Micro Devices, Inc. and our consolidated subsidiaries; and “armed groups” means an armed group that is identified as a perpetrator of serious human rights abuses in annual Country Reports on Human Rights Practices under sections 116(d) and 502B(b) of the Foreign Assistance Act of 1961 relating to the DRC or an adjoining country.
Background of our Conflict Minerals Program
AMD has actively engaged with our customers and suppliers for several years with respect to the use of conflict minerals. Our actions stem from our responsible and inclusive culture and longstanding leadership in corporate responsibility.
Industry Engagement. We have contributed to industry efforts to address conflict minerals. In 2015, an AMD employee served as a board member and was Chairman Emeritus of the Electronic Industry Citizenship Coalition (“EICC”) and served as member of the EICC’s Steering Committee. Also, in 2015, an AMD employee was appointed to serve on the board of the Conflict-Free Sourcing Initiative (“CFSI”), an initiative organized by the EICC and the Global e-Sustainability Initiative to oversee independent third-party audits of smelters’ and refiners’ procurement and processing activities. Our engagement and contributions have helped the CFSI develop standards and tools that benefit all companies working to break the link between minerals trade and conflict.
Multi-Stakeholder Engagement. AMD is a founder and an AMD employee served as co-chair (with the Enough Project and Responsible Sourcing Network) of the Multi-Stakeholder Group (the “MSG”). The MSG is a coalition of socially responsible non-profit groups, investors and companies. By working with stakeholder groups with different perspectives on this issue, the MSG was able to forge consensus positions on the emerging legislative and regulatory policy. The MSG drafted several letters to the SEC to assist with the development of the proposed and final Conflict Minerals Rule. In addition, AMD testified at a roundtable on the proposed Conflict Minerals Rule in October 2011.
We are also a founding member of the Public Private Alliance for Responsible Minerals Trade, which provides funding and coordination support to organizations working within the DRC region to develop verifiable conflict-free supply chains, align chain-of-custody programs and practices, encourage responsible sourcing from the DRC region, promote transparency and bolster in-region civil society and governmental capacity.

Transparency. A hallmark of our corporate responsibility program is transparency. In addition to the efforts described under “Due Diligence—Publicly Report our Supply Chain Due Diligence,” below, we have also provided briefings for socially responsible investors on conflict minerals and our transparency on this matter and considered their feedback.
Background of our Business and Products
We are a global semiconductor company with facilities around the world. Within the global semiconductor industry, we offer primarily:
x86 microprocessors, as standalone devices or as incorporated as an accelerated processing unit (“APU”), chipsets, discrete graphics processing units (“GPUs”) and professional graphics; and
server and embedded processors, semi-custom System-on-Chip (“SoC”) products and technology for game consoles and licensing portions of our intellectual property portfolio.
For a detailed description of our business and products, see “Part I, Item 1—Business” of our Annual Report on Form 10-K for the fiscal year ended December 26, 2015, filed with the SEC. This Conflict Minerals Report covers all of our products.
Reasonable Country of Origin Inquiry
The Conflict Minerals Rule requires us to conduct in good-faith an RCOI. As part of our RCOI, we conducted a scoping exercise of our supply chain. To determine our supplier list, we analyzed the direct spend data for all of our products. We aggregated our direct spend data using internal software tools and further refined the data to focus on materials necessary to the functionality of our finished products. We also analyzed purchase orders to check for any potential gaps in our analysis. The direct spend data was used to identify our direct suppliers in scope for RCOI review, such as silicon wafer suppliers and outsourced assembly and test (“OSAT”) service providers and providers of materials that are incorporated into our products and that are necessary to the functionality of our finished products (collectively, our “Direct Suppliers”).
To gain transparency and information on the conflict minerals in our supply chain, we asked each of our Direct Suppliers who contributed materials that directly impacted or became a part of our products, to provide us with information regarding conflict minerals in their respective supply chains. To collect this information, we requested that our Direct Suppliers use the CFSI Conflict Minerals Reporting Template (the “CMRT”) to identify smelters or refiners in our supply chain which was then cross-referenced with the CFSI data in order to conduct the RCOI.
Based on the RCOI, we had reason to believe that some of the conflict minerals may have originated from the Covered Countries, therefore, in accordance with the Rule, performed due diligence on the source and chain of custody of the conflict minerals in question.
Due Diligence
Design of our Due Diligence Framework
We designed our due diligence measures to conform to the due-diligence related steps of the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition, including the related supplements on gold, tantalum, tin and tungsten (the “OECD Guidance”). The SEC has recognized the OECD Guidance as an appropriate nationally and internationally recognized due diligence framework for Conflict Mineral Reporting purposes.
The design of our due diligence measures encompasses (i) establishing internal management systems, (ii) identifying and assessing risks in our supply chain, (iii) designing and implementing a response to identified risks, (iv) independent third-party audits of smelter or refiner due diligence practices, and (v) publicly reporting on our supply chain due diligence.

Description of our Due Diligence Measures
Establishing Internal Management Systems. We have established an internal AMD conflict minerals team that is responsible for the development of and oversees our conflict minerals policy, due diligence and internal management systems to implement our conflict minerals policy. Our conflict minerals policy is available at www.amd.com/conflictminerals. Our conflict minerals team is headed by our Corporate Vice President, Sourcing, Engineering and Operations, and includes representatives from our global supply management, integrated supply chain, public affairs, information technology, law and finance departments.
Control Systems. The CMRTs obtained from our Direct Suppliers allowed us to gather information that was important for our due diligence efforts, including the conflict minerals contained in the Direct Suppliers’ products and the names of smelters or refiners in the Direct Suppliers’ own supply chain. We elected to use the CMRT because it is an internationally recognized and commonly used tool that facilitated efficient data gathering and aggregation. We also communicated to our Direct Suppliers our conflict mineral policy to source only conflict-free minerals from certified conflict-free smelters.
Supplier Engagement. To identify smelters or refiners that potentially processed the conflict minerals contained in our products, we compared the audit status of the list of smelters or refiners identified by our Direct Suppliers to CFSI’s Conflict Free Smelter Program standard smelter name list (“CSFI Conflict Free Smelter Program List”). We also used the London Bullion Metal Association’s Good Delivery List (the “LBMA List”) for gold refiners. Gold refiners must comply with the requirements of the LBMA Responsible Gold Guidance in order to remain on the LBMA List.
As described in “Designing and Implementing a Response to Identified Risks,” below, we have engaged with our Direct Suppliers by communicating our expectations regarding their due diligence and information reporting efforts in order to improve the information reporting process. Additionally, in order to ensure our suppliers understand and complete the CMRT, we provide training materials and resources like training videos and actively responding to suppliers’ questions throughout the process. We also informed our suppliers of our process to track the submission of CMRTs from our supply base and escalate late or incomplete templates for follow-up action.
Grievance Mechanisms. We established open lines of communication that serve as grievance mechanisms to provide employees, suppliers and others outside of AMD to report violations of our policies or other concerns. Suppliers and others outside of AMD may contact our conflict minerals team to communicate with us, including to report grievances, via a dedicated email address that is published in our conflict minerals policy and in other communications with our Direct Suppliers. We have also actively participated in the CFSI, which serves as an early warning system by sharing information with participants regarding supply chain risks relating to conflict minerals. In addition, our employees may anonymously report suspected violations using AMD’s AlertLine, available 24 hours a day, seven days a week. AMD’s AlertLine is staffed by non-AMD personnel, who share any information reported with our Corporate Compliance Committee.
Identifying and Assessing Risks in our Supply Chain. To identify and assess risks in our supply chain relating to conflict minerals, we reviewed and aggregated the information contained in the CMRTs received from our Direct Suppliers. We used a conflict minerals software tool to collect and consolidate information received from our Direct Suppliers to effectively manage our due diligence process.
The primary risk that we identified with respect to conflict minerals was the accuracy and completeness of information contained in the CMRTs that we received from our Direct Suppliers. We received CMRTs with data entry errors, such as missing information and information that appeared inaccurate based on the CSFI Conflict Free Smelter Program List and the LMBA List. In addition, there were smelters or refiners identified by our Direct Suppliers that were not listed on the CSFI Conflict Free Smelter Program List. To address these errors, we made further inquiries, conducted additional follow up, tracked and consolidated the responses to ensure completeness of the responses from our Direct Suppliers that we identified as having provided us a CMRT with errors. While we work with our Direct Suppliers to ensure conflict error-free reporting, we rely on the representations made by them.

Additionally, we evaluated our Direct Suppliers on the basis of four criteria, identified below, which further assisted us in identifying risk in the supply chain. By ensuring that the responses we received met the OECD Due Diligence Guidelines, we made key risk mitigation decisions to ensure compliance. The four criteria we used were based on the CMRT questions and included:

•	Does the supplier have a policy in place that includes DRC conflict-free sourcing?

•	Has the supplier implemented due diligence measures for conflict-free sourcing?

•	Does the supplier verify due diligence information received from their suppliers?

•	Does the supplier’s verification process include corrective action management?
Designing and Implementing a Response to Identified Risks. Our conflict minerals team held regular meetings to review, among other things, our conflict minerals program, any potential or actual risks identified during due diligence and the status of CMRTs received from our Direct Suppliers.

As described in “Identifying and Assessing Risks in our Supply Chain,” above, the primary risk that we identified was the accuracy and completeness of information contained in the CMRTs that we received from our Direct Suppliers. To address this risk, we continue to actively engage with our Direct Suppliers in order to improve the accuracy and completeness of this information.
Independent Third-Party Audits of Smelter’s and Refiner’s Due Diligence Practices. We did not directly conduct audits of the smelters or refiners in our supply chain but relied on the CFSI Conflict Free Smelter Program and the LBMA’s Responsible Gold Programme to identify smelters or refiners who are compliant with their assessment protocols, in satisfaction of the OECD framework requirements. The CFSI and LBMA have independently engaged third parties to audit the smelters or refiners’ compliance with their protocols to demonstrate that the smelter or refiner processes minerals originating from conflict-free sources. However, we have not reviewed the reports of such third parties directly. Instead, we relied on the results summarized by CFSI and LBMA. Through the CFSI, we encouraged smelters or refiners to participate in the CFSI Conflict-Free Smelter Program.
Publicly Report our Supply Chain Due Diligence. We have published our conflict minerals policy and our annual corporate responsibility report on the Corporate Responsibility pages of our web site at http://www.amd.com/en-us/who-we-are/corporate-responsibility. Our Specialized Disclosure Report on Form SD for the reporting period from January 1 to December 31, 2015, which includes this Conflict Minerals Report, is available on the Investor Relations pages of our Web site at www.amd.com or ir.amd.com.
Steps Taken to Mitigate Risk since December 31, 2015
Supply chain due diligence is a dynamic, ongoing process that requires sustained efforts and risk monitoring. Since December 31, 2015, we have taken, and we intend to continue to take, steps to mitigate the risk that conflict minerals in our products benefit armed groups. These efforts have included improvements to our due diligence measures described under “Due Diligence,” above, including continued efforts to strengthen our internal management systems and engagement with Direct Suppliers. We intend to remain an active contributor to the CFSI and to work with industry peers, through the CFSI, to encourage smelters and refiners to participate in third-party audits that use the CFSI Conflict-Free Smelter Program assessment protocols.
Additionally, in 2016 we began using a third party service provider which will help AMD to further expand our due diligence processes. This includes automatic data validation to assess each CMRT for completeness, accuracy, and consistency. Their services will also include increased supplier training, smelter outreach and research.
Results of Due Diligence
To determine the mine or location of origin of the conflict minerals in our products, we relied on the CFSI Conflict Free Sourcing Initiative’s Reasonable Country of Origin Inquiry Data (the “CFSI RCOI Data”). The CFSI RCOI Data provides country of origin information for the raw materials used by smelters or refiners that are reported by the CFSI Conflict-Free Smelter Program as being compliant with their assessment protocols (i.e., demonstrated with reasonable confidence that the smelter or refiner processes minerals originating from conflict-free sources). Based on the CFSI

RCOI Data and the smelters or refiners identified by our Direct Suppliers (listed in the tables below), the countries of origin of the conflict minerals in our products may include:

•
Level 1 countries – countries of origin that are not identified as conflict regions or plausible countries for the export, smuggling or transit of conflict minerals, namely, Argentina, Australia, Austria, Belgium, Brazil, Canada, Chile, China, Columbia, Cote D’Ivoire, Czech Republic, Djibouti, Egypt, Estonia, Ethiopia, France, Germany, Guyana, Hungry, India, Indonesia, Ireland, Israel, Japan, Kazakhstan, Lao People’s Democratic Republic, Luxembourg, Madagascar, Malaysia, Mongolia, Myanmar, Namibia, Netherlands, Nigeria, Peru, Plurinational State of Bolivia, Portugal, Republic of Korea, Russian Federation, Sierra Leone, Singapore, Slovakia, Spain, Suriname, Switzerland, Taiwan, Thailand, United Kingdom of Great Britain, United States of America, Vietnam and Zimbabwe.

•	Level 2 countries – countries of origin that are known or plausible countries for the export, smuggling or transit of conflict minerals, namely, Kenya, Mozambique and South Africa.

•
Level 3 countries – countries of origin that are the DRC or its adjoining countries, namely, the DRC, Angola, Burundi, Central African Republic, Republic of Congo, Rwanda, South Sudan, Uganda, United Republic of Tanzania and Zambia.

•	Recycled/Scrap – smelters or refiners that only process recycled or scrap materials.
Table 1 below identifies the smelters or refiners that were audited by CFSI and reported as compliant with their assessment protocols, in satisfaction of the OECD framework requirements.
Table 2 below identifies the smelters or refiners that are in the process of being audited by CFSI in accordance with their assessment protocols aligned with the OECD framework.
Table 3 below identifies the smelters or refiners that have not yet been audited by CFSI or LBMA and therefore may process conflict minerals from the covered countries. The smelters or refiners identified in Table 3 were subsequently removed from AMD’s supply chain prior to December 31, 2015.
Table 4 below identifies the one smelter or refiner that has not yet been audited by CFSI or LBMA and therefore may process conflict minerals from the covered countries. However, we are actively working with our Direct Supplier to find an alternative smelter or refiner that has been audited by the CSFI as being compliant with its assessment protocols and/or by the LBMA Responsible Gold Programme as being compliant with its requirements. As a result, we are unable to conclusively determine whether the smelters or refiners included in tables 3 and 4 below were used to process the conflict minerals necessary to the functionality or production of our products during 2015. Because of this uncertainty, we are also unable to conclusively determine whether each of the countries of origin listed above were the country of origin of conflict minerals in our products during 2015, and therefore also unable to conclusively determine the source and chain of custody of those conflict minerals. We also do not have access to audit reports or detailed findings of the third-party audits conducted as part of the CFSI Conflict-Free Smelter Program or the LBMA Responsible Gold Programme and, as a result, are not responsible for the quality of these audits or the audit findings.
Table 1 below lists the smelters or refiners identified by our Direct Suppliers that may have been used to process conflict minerals necessary to the functionality or production of our products during 2015 and that have been reported by the CSFI Conflict-Free Smelter Program as being compliant with its assessment protocols and/or by the LBMA Responsible Gold Programme as being compliant with its requirements (i.e., demonstrated with reasonable confidence that the smelter or refiner processes minerals originating from conflict-free sources).

Table 1: CFSI Conflict-Free Smelter Program and/or LBMA Responsible Gold Programme Compliant Smelters and Refiners

Conflict Mineral(1)	Smelter or Refiner Name(1)	Smelter or Refiner Location(1)
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Asahi Pretec Corporation	JAPAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Refining Canada Limited	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Chimet S.p.A.	ITALY
Gold	DODUCO GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd. Hong Kong	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Company Limited	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L' azurde Company For Jewelry	SAUDI ARABIA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Materion	UNITED STATES

Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	PAMP SA	SWITZERLAND
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Republic Metals Corporation	UNITED STATES
Gold	Royal Canadian Mint	CANADA
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyería Platería SA	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi SA	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	QuantumClean	UNITED STATES
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN
Tantalum	Telex Metals	UNITED STATES
Tantalum	Tranzact, Inc.	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Zhuzhou Cemented Carbide	CHINA
Tin	Alpha	UNITED STATES

Tin	China Tin Group Co., Ltd.	CHINA
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN
Tin	Elmet S.L.U. (Metallo Group)	SPAIN
Tin	EM Vinto	BOLIVIA
Tin	Fenix Metals	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Justindo	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S/A	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgical S.A.	BOLIVIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA

Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	Resind Indústria e Comércio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	VQB Mineral and Trading Group JSC	VIETNAM
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Tin Group (Holding) Company Limited	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Niagara Refining LLC	UNITED STATES
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA

(1)	Information is based on the CMRTs received from our Direct Suppliers. See “Due Diligence,” above, for more information.

Table 2 below lists the smelters or refiners identified by Direct Suppliers that may have been used to process conflict minerals necessary to the functionality or production of our products during 2015 and that have not been validated by the CFSI Conflict-Free Smelter Program as a legitimate smelter or refiner, but that are in the process of being audited by the CFSI Conflict-Free Smelter Program assessment protocols (i.e., the CFSI Conflict-Free Smelter Program is in the process of determining whether the smelter or refiner processes conflict minerals that directly or indirectly finance or benefit armed group in the DRC or an adjoining country).
Table 2: CSFI Conflict-Free Smelter Program Validated Smelters and Refiners in the Process of Being Audited

Conflict Mineral(1)	Smelter or Refiner Name(1)	Smelter or Refiner Location(1)
Gold	Advanced Chemical Company	UNITED STATES
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	Caridad	MEXICO
Gold	Cendres + Métaux SA	SWITZERLAND
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Faggi Enrico S.p.A.	ITALY
Gold	Geib Refining Corporation	UNITED STATES
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	KGHM Polska Miedź Spólka Akcyjna	POLAND
Gold	Korea Zinc Co. Ltd.	KOREA, REPUBLIC OF
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	Torecom	KOREA, REPUBLIC OF
Gold	WIELAND Edelmetalle GmbH	GERMANY
Tin	An Thai Minerals Co., Ltd.	VIETNAM
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited	CHINA
Tin	CV Dua Sekawan	INDONESIA
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	Phoenix Metal Ltd.	RWANDA
Tin	PT Karimun Mining	INDONESIA
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION

(1)	Information is based on the CMRTs received from our Direct Suppliers. See “Due Diligence,” above, for more information.

Table 3 below lists the smelters or refiners identified by our Direct Suppliers that may have been used to process conflict minerals necessary to the functionality or production of our products during 2015 and that have not been reported by the CSFI Conflict-Free Smelter Program as being compliant with its assessment protocols and/or by the LBMA Responsible Gold Programme as being compliant with its requirements. The smelters or refiners identified in Table 3 were subsequently removed from AMD’s supply chain prior to December 31, 2015.

Table 3: Smelters and Refiners Identified in AMD’s Supply Chain in 2015 But Subsequently Removed Prior to December 31, 2015

Conflict Mineral(1)	Smelter or Refiner Name(1)	Smelter or Refiner Location(1)
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Lingbao Gold Company Limited	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Morris and Watson	NEW ZEALAND
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	PT Tirus Putra Mandiri	INDONESIA

(1)	Information is based on the CMRTs received from our Direct Suppliers. See “Due Diligence,” above, for more information.

Table 4 below lists the smelter or refiner identified by our Direct Suppliers that may have been used to process conflict minerals necessary to the functionality or production of our products during 2015 and that have not been reported by the CSFI Conflict-Free Smelter Program as being compliant with its assessment protocols and/or by the LBMA Responsible Gold Programme as being compliant with its requirements. However, we are actively working with our Direct Supplier to find an alternative smelter or refiner that has been audited by the CFSI as being compliant with its assessment protocols and/or by the LBMA Responsible Gold Programme as being compliant with its requirements.

Table 4: Smelters and Refiners Identified by our Direct Suppliers and Not Yet Audited by the CFSI or LBMA

Conflict Mineral(1)	Smelter or Refiner Name(1)	Smelter or Refiner Location(1)
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY

(1)	Information is based on the CMRTs received from our Direct Suppliers. See “Due Diligence,” above, for more information.
No Incorporation By Reference
Information contained on AMD’s Web site is not incorporated by reference in, or considered to be a part of, this Conflict Minerals Report, the Form SD accompanying this Conflict Minerals Report or any other SEC filings made by us.